UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2021

CHESAPEAKE GRANITE WASH TRUST
(Exact name of Registrant as specified in its Charter)

Delaware	001-35343	45-6355635
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
The Bank of New York Mellon Trust Company, N.A., as Trustee Global Corporate Trust 601 Travis Street, Floor 16 Houston, Texas		77022
(Address of principal executive offices)		(Zip Code)

(512) 236-6555
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

As previously disclosed, on October 6, 2021, Tapstone Energy Holdings, LLC, a Delaware limited liability company (“Tapstone Holdings”), the parent of Tapstone Energy, LLC (“Tapstone”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Diversified Energy Company PLC (“Diversified”), the parent of Diversified Production LLC (“Diversified Production”), and certain of its affiliates, including Diversified Production. Upon the terms and subject to the conditions set forth in the Merger Agreement, a wholly owned subsidiary of Diversified merged with and into Tapstone Holdings with Tapstone Holdings as the surviving entity, resulting in Tapstone Holdings and Tapstone becoming wholly owned subsidiaries of Diversified. The terms and conditions of the Merger Agreement were fulfilled on December 7, 2021, and Tapstone Holdings became a wholly owned subsidiary of Diversified (the “Merger”). Diversified financed the $419 million consideration in connection with the Merger with debt financing, along with co-investments by funds managed by Oaktree Capital Management, L.P.

Tapstone’s right, title and interest in and to, and all of their duties and obligations under all documents related to the Trust (including the Amended and Restated Trust Agreement (dated as of November 16, 2011), the Administrative Services Agreement (dated as of November 16, 2011) and the related royalty interest conveyances) remain unchanged as a result of the Merger. However, as a result of the Merger, Diversified may be deemed the beneficial owner of the 23,750,000 common units of Chesapeake Granite Wash Trust, a Delaware statutory trust (the “Trust”), held by Tapstone, representing all of Tapstone’s 50.8% beneficial ownership interest in the Trust immediately prior to the effective time of the Merger.

The Bank of New York Mellon Trust Company, N.A. had no role, responsibility or obligation in respect of the Merger, and remains trustee of the Trust.

The Trust expects to continue in the normal course without disruption to the unitholders, and the Merger is not expected to have an impact on the operations and future distributions of the Trust. Forward looking statements are subject to risks, which are disclosed in the Trust’s Annual and Quarterly Reports filed with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE GRANITE WASH TRUST
By:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A, Trustee

By:	/s/ Sarah Newell
Sarah Newell
Vice President

Date:    December 10, 2021